UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2017 (May 31, 2017)

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14989 (Commission File Number)	25-1723342 (IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania (Address of principal executive offices)		15219 (Zip Code)
(412) 454-2200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 31, 2017, WESCO International, Inc. (“WESCO International”) held its Annual Meeting of Stockholders. The following proposals were submitted by the Board of Directors to a vote of the stockholders and the voting tabulations for each matter are as follows:

Proposal 1 – Election of Eight Director Nominees

The following eight Directors were nominated to serve for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2018 or until their successors are otherwise duly elected and qualified. The eight Directors were elected as Directors of WESCO International and the final results of the voting on the proposal were as follows:

Nominee	For	Withheld	Broker Non-Votes
Sandra Beach Lin	41,488,346	2,010,570	1,055,472
John J. Engel	42,289,340	1,209,576	1,055,472
Matthew J. Espe	43,035,736	463,180	1,055,472
Bobby J. Griffin	41,888,083	1,610,833	1,055,472
John K. Morgan	41,981,035	1,517,881	1,055,472
Steven A. Raymund	42,946,404	552,512	1,055,472
James L. Singleton	41,434,772	2,064,144	1,055,472
Lynn M. Utter	42,966,719	532,197	1,055,472

Proposal 2 – Advisory Approval of the Compensation of the Company’s Named Executive Officers

The stockholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers. There were 34,945,189 votes, or 80.4% of the total number of votes cast, for this proposal with 8,532,603 votes against it. There were 21,124 abstentions and 1,055,472 broker non-votes.

Proposal 3 – Approval of the Frequency of an Advisory Vote on Executive Compensation

The stockholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis, by the votes set forth as follows: One year frequency vote 38,547,282, two year frequency vote 34,301, three year frequency vote 4,909,057. There were 8,276 abstentions and 1,055,472 broker non-votes.

In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on executive compensation, until the next stockholder vote on the frequency of such advisory vote. A stockholder vote on frequency is required to be held at least every six years.

Proposal 4 – Approval of the Renewal and Restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan

The stockholders approved the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan. There were 41,460,810 votes, or 95.3% of the total number of votes cast, for this proposal with 2,026,112 votes against it. There were 11,994 abstentions and 1,055,472 broker non-votes.

Proposal 5 - Ratification of the appointment of PricewaterhouseCoopers LLP as WESCO International’s independent registered public accounting firm for the year ending December 31, 2017

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as WESCO International’s independent public accounting firm for the year ending December 31, 2017. There were 43,207,300 votes, or 97.0% of the total number of votes cast, for this proposal with 1,338,519 votes against it. There were 8,569 abstentions and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WESCO INTERNATIONAL, INC.
By: /s/ David S. Schulz
David S. Schulz
Senior Vice President and Chief Financial Officer

Dated: June 1, 2017